EXHIBIT 9(b)


                           ADMINISTRATION AGREEMENT



            Agreement dated as of October 31, 1997 by and between State Street Bank and Trust Company, a Massachusetts trust company (the "Administrator"), and Monument Series Fund, Inc. (the "Fund").


            WHEREAS, the Fund is registered as an open-end, management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

            WHEREAS, the Fund desires to retain the Administrator to furnish certain administrative services to the Fund, and the Administrator is willing to furnish such services, on the terms and conditions hereinafter set forth.

            NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, the parties hereto agree as follows:

1.    APPOINTMENT OF ADMINISTRATOR

            The Fund hereby appoints the Administrator to act as administrator with respect to the Fund for purposes of providing certain administrative services for the period and on the terms set forth in this Agreement. The Administrator accepts such appointment and agrees to render the services stated herein.

            The Fund will initially consist of the portfolio(s) and/or class(es) of shares (each an "Investment Fund") listed in Schedule A to this Agreement. In the event that the Fund establishes one or more additional Investment Funds with respect to which it wishes to retain the Administrator to act as administrator hereunder, the Fund shall notify the Administrator in writing. Upon written acceptance by the Administrator, such Investment Fund shall become subject to the provisions of this Agreement to the same extent as the existing Investment Funds, except to the extent that such provisions (including those relating to the compensation and expenses payable by the Fund and its Investment Funds) may be modified with respect to each additional Investment Fund in writing by the Fund and the Administrator at the time of the addition of the Investment Fund.

2.    DELIVERY OF DOCUMENTS

            The Fund will promptly deliver to the Administrator copies of each of the following documents and all future amendments and supplements, if any:

            a.    The Fund's charter document and by-laws;

            b. The Fund's currently effective registration statement under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act and the Fund's Prospectus(es) and Statement(s) of Additional Information relating to all Investment Funds and all amendments and supplements thereto as in effect from time to time;

            c. Certified copies of the resolutions of the Board of Directors of the Fund (the "Board") authorizing (1) the Fund to enter into this Agreement and (2) certain individuals on behalf of the Fund to give instructions to the Administrator pursuant to this Agreement;

            d. A copy of the investment advisory agreement between the Fund and its investment adviser; and

            e. Such other certificates, documents or opinions which the Administrator may, in its reasonable discretion, deem necessary or appropriate in the proper performance of its duties.

3.    REPRESENTATION AND WARRANTIES OF THE ADMINISTRATOR

            The Administrator represents and warrants to the Fund that:

            a.    It  is  a  Massachusetts  trust  company,   duly  organized,
                  existing and in good standing under the laws of The Commonwealth of Massachusetts;

            b. It has the corporate power and authority to carry on its business in The Commonwealth of Massachusetts;

            c. All requisite corporate proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. No legal or administrative proceedings have been instituted or threatened which would impair the Administrator's ability to perform its duties and obligations under this Agreement; and

            e. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Administrator or any law or regulation applicable to it.

4.    REPRESENTATIONS AND WARRANTIES OF THE FUND

            The Fund represents and warrants to the Administrator that:

            a. It is a corporation duly organized and existing and in good standing under the laws of Maryland;

            b. It has the corporate power and authority under applicable laws and by its charter and by-laws to enter into and perform this Agreement;

            c. All requisite proceedings have been taken to authorize it to enter into and perform this Agreement;

            d. It is an investment company properly registered under the 1940 Act;

            e. A registration statement under the 1933 Act and the 1940 Act has been filed and will be effective and remain effective during the term of this Agreement;

            f. No legal or administrative proceedings have been instituted or threatened which would impair the Fund's ability to perform its duties and obligations under this Agreement;

            g. Its entrance into this Agreement shall not cause a material breach or be in material conflict with any other agreement or obligation of the Fund or any law or regulation applicable to it; and

            h. As of the close of business on the date of this Agreement, the Fund is authorized to issue shares of capital stock, and it will initially offer shares, in an amount not to exceed the authorized amounts as set forth in Schedule A to this Agreement.

5.    ADMINISTRATION SERVICES

            The Administrator shall provide the following services, in each case, subject to the control, supervision and direction of the Fund and the review and comment by the Fund's auditors and legal counsel and in accordance with procedures which may be established from time to time between the Fund and the Administrator:

            a. Oversee the determination and publication of the Fund's net asset value in accordance with the Fund's policy as adopted from time to time by the Board;

            b. Oversee the maintenance by the Fund's custodian of certain books and records of the Fund as required under Rule 31a-1(b) of the 1940 Act;

            c. Prepare the Fund's federal, state and local income tax returns for review by the Fund's independent accountants and filing by the Fund's treasurer;

            d. Review calculation, submit for approval by officers of the Fund and arrange for payment of the Fund's expenses;

            e. Prepare for review and approval by officers of the Fund the Fund's semi-annual and annual reports, excluding any applicable disclosure required by sections (a) and (c) of
                  Item 5A of Form N1-A (Management's Discussion of Fund's Performance) and President's letters to shareholders, financial information for proxy materials and other communications required or otherwise to be sent to Fund shareholders, and arrange for the printing and dissemination of such reports and communications to shareholders;

            f. Prepare for review by an officer of and legal counsel for the Fund the Fund's periodic financial reports required to be filed with the Securities and Exchange Commission ("SEC") on Form N-SAR and financial information required by Form N-1A and such other reports, forms or filings as may be mutually agreed upon;

            g. Prepare reports relating to the business and affairs of the Fund as may be mutually agreed upon and not otherwise prepared by the Fund's investment adviser, custodian, legal counsel or independent accountants;

            h.    Make  such   reports  and   recommendations   to  the  Board
                  concerning the performance of the independent accountants as the Board may reasonably request;

            i. Make such reports and recommendations to the Board concerning the performance and fees of the Fund's custodian and transfer and dividend disbursing agent ("Transfer Agent") as the Board may reasonably request or deems appropriate;

            j. Oversee and review calculations of fees paid to the Fund's investment adviser, custodian and Transfer Agent;

            k. Consult with the Fund's officers, independent accountants, legal counsel, custodian and Transfer Agent in establishing the accounting policies of the Fund;

            l. Respond to, or refer to the Fund's officers or Transfer Agent, any shareholder inquiries relating to the Fund received by the Administrator;

            m. Provide periodic testing of portfolios to assist the Fund's investment adviser in complying with Internal Revenue Code mandatory qualification requirements, the requirements of the 1940 Act and Fund prospectus limitations as may be mutually agreed upon;

            n.    Perform   Blue  Sky   services   pursuant  to  the  specific
                  instructions of the Fund and as detailed in Schedule C to this Agreement;

            o.    Review and provide assistance on shareholder communications;

            p.    Maintain general corporate calendar;

            q.    Maintain copies of the Fund's charter and by-laws;

            r. File annual and semi-annual shareholder reports with the appropriate regulatory agencies; review text of President's letters to shareholders and sections of Management's Discussion of Fund's Performance not already prepared by the Administrator pursuant hereto (which shall also be subject to review by the Fund's legal counsel);

            s.    Organize,   attend  and  prepare   minutes  of   shareholder
                  meetings;

            t. Provide consultation on regulatory matters relating to portfolio management, Fund operations and any potential changes in the Fund's investment policies, operations or structure; act as liaison to legal counsel to the Fund and, where applicable, to legal counsel to the Fund's independent Board members;

            u. Maintain continuing awareness of significant emerging regulatory and legislative developments which may affect the Fund, update the Board and the investment adviser on those developments and provide related planning assistance where requested or appropriate;

            v. Develop or assist in developing guidelines and procedures to improve overall compliance by the Fund and its various agents;

            w. Counsel and assist the Fund in the handling of routine regulatory examinations and work closely with the Fund's legal counsel in response to any non-routine regulatory matters;

            Subject to review and comment by the Fund's legal counsel:

            x. Prepare and file with the SEC amendments to the Fund's registration statement, including updating the Prospectus and Statement of Additional Information (and any supplements thereto), and arrange for the printing and dissemination of Prospectuses (and any supplements thereto) to existing shareholders, at least annually, or more often if required by applicable law;

            y. To the extent not already prepared pursuant to 5.e. hereof, prepare prospectus disclosure pertaining to Management's Discussion of Fund's Performance excluding any disclosure required by sections (a) and (c) of Item 5A of Form N1-A;

            z. Prepare and file with the SEC proxy materials including proxy statements; provide consultation on proxy solicitation and tabulation matters;

            aa. Prepare agenda and background materials for Board meetings, make presentations where appropriate, prepare minutes and follow-up on matters raised at Board meetings; and

            bb.   Prepare and file with the SEC Rule 24f-2 notices.

The Administrator shall provide the office facilities and the personnel required by it to perform the services contemplated herein.

6.    FEES; EXPENSES; EXPENSE REIMBURSEMENT

            The Administrator shall receive from the Fund such compensation for the Administrator's services provided pursuant to this Agreement as may be agreed to from time to time in a written fee schedule approved by the parties and initially set forth in Schedule B to this Agreement. The fees are accrued daily and billed monthly and shall be due and payable upon receipt of the invoice. Upon the termination of this Agreement before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Agreement. In addition, the Fund shall reimburse the Administrator for its necessary and reasonable out-of-pocket costs incurred in connection with this Agreement. The Administrator shall not incur out-of-pocket expenses chargeable to an Investment Fund in excess of ten percent of such Investment Fund's annual fees charged hereunder in any Fund fiscal year without the prior written consent of the Fund.

            The Fund agrees promptly to reimburse the Administrator for any equipment and supplies specially ordered by or for the Fund through the Administrator and for any other expenses not contemplated by this Agreement that the Administrator may incur on the Fund's behalf at the Fund's request or with the Fund's written consent.

            The Fund will bear all expenses that are incurred in its operation and not specifically assumed by the Administrator as provided elsewhere in this Agreement, particularly Section 5. Expenses to be borne by the Fund, include, but are not limited to: organizational expenses; cost of services of independent accountants and outside legal and tax counsel (including such counsel's review of the Fund's registration statement, proxy materials, federal and state tax qualification as a regulated investment company and other reports and materials prepared by the Administrator under this Agreement); cost of any services contracted for by the Fund directly from parties other than the Administrator; cost of trading operations and brokerage fees, commissions and transfer taxes in connection with the purchase and sale of securities for the Fund; investment advisory fees; taxes, insurance premiums and other fees and expenses applicable to its operation; costs incidental to any meetings of shareholders including, but not limited to, legal and accounting fees, proxy filing fees and the costs of preparation (except as provided elsewhere herein), printing and mailing of any proxy materials; costs incidental to Board meetings, including fees and expenses of Board members; the salary and expenses of any officer, director or employee of the Fund; costs incidental to the preparation (except as provided elsewhere herein), printing and distribution of the Fund's registration statements and any amendments thereto and shareholder reports (excluding any portion of these costs that may be deemed to be properly chargeable to sales or promotional activities and therefore borne by an entity other than the Fund or the Administrator); cost of typesetting and printing of prospectuses); cost of preparation (except as provided elsewhere herein) and filing of the Fund's tax returns, Form N-1A and Form N-SAR, and all notices, registrations and amendments associated with applicable federal and state tax and securities laws; all applicable registration fees and filing fees required under federal and state securities laws; fidelity bond and directors' and officers' liability insurance; and cost of independent pricing services used in computing the Fund's net asset value.

            The Administrator is authorized to and may employ or associate with such person or persons as the Administrator may deem desirable to assist it in performing its duties under this Agreement; provided,however, that the compensation of such person or persons shall be paid by the Administrator and that the Administrator shall be as fully responsible to the Fund for the acts and omissions of any such person or persons as it is for its own acts and omissions.

7.    INSTRUCTIONS AND ADVICE

            At any time, the Administrator may apply to any officer of the Fund for instructions and may consult with outside counsel for the Fund or the independent accountants for the Fund at the expense of the Fund, or with its own legal counsel at its own expense with respect to any matter arising in connection with the services to be performed by the Administrator under this Agreement. The Administrator shall not be liable, and shall be indemnified by the Fund, for any action taken or omitted by it in good faith and without negligence in reliance upon any such instructions or advice or upon any paper or document believed by it to be genuine and to have been signed by the proper person or persons. The Administrator shall not be held to have notice of any change of authority of any person until receipt of written notice thereof from the Fund. Nothing in this paragraph shall be construed as imposing upon the Administrator any obligation to seek such instructions or advice, or to act in accordance with such advice when received.

8.    LIMITATION OF LIABILITY AND INDEMNIFICATION

            The Administrator shall be responsible for the performance of only such duties as are set forth in this Agreement and, except as otherwise provided under Section 6, shall have no responsibility for the actions or activities of any other party, including other service providers. The Administrator shall have no liability for any error of judgement or mistake of law or for any loss or damage resulting from the performance or nonperformance of its duties hereunder unless solely caused by or resulting from the negligence or willful misconduct of the Administrator, its officers or employees. The Administrator shall not be liable for any special, indirect, incidental, or consequential damages of any kind whatsoever (including, without limitation, attorneys' fees) under any provision of this Agreement or for any such damages arising out of any act or failure to act hereunder. In any event, the Administrator's liability under this Agreement shall be limited to its total annual compensation earned and fees paid hereunder during the preceding twelve months for any liability or loss suffered by the Fund including, but not limited to, any liability relating to qualification of the Fund as a regulated investment company or any liability relating to the Fund's compliance with any federal or state tax or securities statute, regulation or ruling.

            The Administrator shall not be responsible or liable for any failure or delay in performance of its obligations under this Agreement arising out of or caused, directly or indirectly, by circumstances beyond its control, including without limitation, work stoppage, power or other mechanical failure, computer virus, natural disaster, governmental action or communication disruption, nor shall any such failure or delay give the Fund the right to terminate this Agreement.

            The Fund shall indemnify and hold the Administrator harmless from all loss, cost, damage and expense, including reasonable fees and expenses for counsel, incurred by the Administrator resulting from any claim, demand, action or suit in connection with the Administrator's acceptance of this Agreement, any action or omission by it in the performance of its duties hereunder, or as a result of acting upon any instructions reasonably believed by it to have been duly authorized by the Fund, provided that this indemnification shall not apply to actions or omissions of the Administrator, its officers or employees in cases of its or their own negligence or willful misconduct.


            The indemnification contained herein shall survive the termination of this Agreement.

9.    CONFIDENTIALITY

            The Administrator agrees that, except as otherwise required by law or in connection with any required disclosure to a banking or other regulatory authority, it will keep confidential all records and information in its possession relating to the Fund or its shareholders or shareholder accounts and will not disclose the same to any person except at the request or with the written consent of the Fund.

10.   COMPLIANCE WITH GOVERNMENTAL RULES AND REGULATIONS; RECORDS

            The Fund assumes full responsibility for complying with all securities, tax, commodities and other laws, rules and regulations applicable to it.

            In compliance with the requirements of Rule 31a-3 under the 1940 Act, the Administrator agrees that all records which it maintains for the Fund shall at all times remain the property of the Fund, shall be readily accessible during normal business hours, and shall be promptly surrendered upon the termination of the Agreement or otherwise on written request. The Administrator further agrees that all records which it maintains for the Fund pursuant to Rule 31a-1 under the 1940 Act will be preserved for the periods prescribed by Rule 31a-2 under the 1940 Act unless any such records are earlier surrendered as provided above. Records shall be surrendered in usable machine-readable form.

11.   SERVICES NOT EXCLUSIVE

            The services of the Administrator to the Fund are not to be deemed exclusive, and the Administrator shall be free to render similar services to others. The Administrator shall be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Fund from time to time, have no authority to act or represent the Fund in any way or otherwise be deemed an agent of the Fund.

12.   TERM, TERMINATION AND AMENDMENT

            This Agreement shall become effective on the date the Fund first accepts money for investment and shall remain in full force and effect for an initial term of two years. This Agreement shall automatically continue in full force and effect after such initial term unless either party terminates this Agreement by written notice to the other party at least sixty (60) days prior to the expiration of the initial term. Either party may terminate this Agreement at any time after the initial term upon at least sixty (60) days' prior written notice to the other party. Termination of this Agreement with respect to any given Investment Fund shall in no way affect the continued validity of this Agreement with respect to any other Investment Fund. Upon termination of this Agreement, the Fund shall pay to the Administrator such compensation and any reimbursable expenses as may be due under the terms hereof as of the date of such termination, including reasonable out-of-pocket expenses associated with such termination. This Agreement may be modified or amended from time to time by mutual written agreement of the parties hereto.

13.   NOTICES

            Any notice or other communication authorized or required by this Agreement to be given to either party shall be in writing and deemed to have been given when delivered in person or by confirmed facsimile, or posted by certified mail, return receipt requested, to the following address (or such other address as a party may specify by written notice to the other): if to the Fund: Monument Series Fund, Inc., 8377 Cherry Lane, Laurel, Maryland 20707, Attn: David A. Kugler, fax: (301) 604-2119; if to the Administrator:
State Street Bank and Trust Company, 1776 Heritage Drive, North Quincy, Massachusetts 02171, Attn: Mutual Funds Legal Division, fax: (617) 985-2497.

14.   NON-ASSIGNABILITY

            This Agreement shall not be assigned by either party hereto without the prior consent in writing of the other party, except that the Administrator may assign this Agreement to a successor of all or a substantial portion of its business, or to a party controlling, controlled by or under common control with the Administrator.

15.   SUCCESSORS

            This Agreement shall be binding on and shall inure to the benefit of the Fund and the Administrator and their respective successors and permitted assigns.

16.   ENTIRE AGREEMENT

            This Agreement contains the entire understanding between the parties hereto with respect to the subject matter hereof and supersedes all previous representations, warranties or commitments regarding the services to be performed hereunder whether oral or in writing.

17.   WAIVER

            The failure of a party to insist upon strict adherence to any term of this Agreement on any occasion shall not be considered a waiver nor shall it deprive such party of the right thereafter to insist upon strict adherence to that term or any term of this Agreement. Any waiver must be in writing signed by the waiving party.

18.   SEVERABILITY

            If any provision of this Agreement is invalid or unenforceable, the balance of the Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances.

19.   GOVERNING LAW

            This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of The Commonwealth of Massachusetts.

20.   REPRODUCTION OF DOCUMENTS

            This  Agreement  and  all  schedules,  exhibits,  attachments  and
amendments  hereto  may  be  reproduced  by  any  photographic,   photostatic,
microfilm, micro-card, miniature photographic or other similar process. The parties hereto all/each agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the date first written above.


                          MONUMENT SERIES FUND, INC.

                          By:/s/ DAVID A. KUGLER
                             -----------------------
                          Name:  David A. Kugler
                          Title: President


                          STATE STREET BANK AND TRUST COMPANY

                          By:/s/KATHLEEN C. CUOCOLO
                             -----------------------
                          Name:  Kathleen C. Cuocolo
                          Title: Senior Vice President

ADMINISTRATION AGREEMENT
Monument Series Fund, Inc.


                                  SCHEDULE A
               LISTING OF INVESTMENT FUNDS AND AUTHORIZED SHARES


        Investment Fund                                   Authorized Shares

  Monument Washington Regional Growth Fund                   250,000,000
  Monument Washington Regional Aggressive Growth Fund        250,000,000

ADMINISTRATION AGREEMENT
Monument Series Fund, Inc.


                                  SCHEDULE B
                      STATE STREET BANK AND TRUST COMPANY
                          MONUMENT SERIES FUND, INC.
                              FUND ADMINISTRATION



A.   FUND ADMINISTRATION SERVICES

                                                          Annual Fee
     Average Assets                        Expressed In Basis Points: 1/100 Of 1%
     --------------                        --------------------------------------
                                                  Full-Administration
     First $125 Million per Portfolio                    10
     Next  $125 Million per Portfolio                     8
     Thereafter                                           6
     Minimum per Portfolio                          $85,000


     Asset based fees will be changed monthly at 1/12th of the annual stated rate based on monthly average net assets. Billings for the first three months will be made ratably in months 4-6 of operations. Annual maintenance fees are payable monthly at 1/12th of the annual stated rate.


B.   BLUE SKY ADMINISTRATION SERVICES

     A fee of $5,000 for each class of shares, excluding the initial class of shares, if more than one class shares is operational in a fund.


C.   FUND ADMINISTRTION OUT-OF-POCKET EXPENSES

     Out of pocket expenses are billed as incurred and include but are not limited to printing for shareholder reports, SEC filings, legal fees, audit fees and other professional fees, postage, telephone, fax, and photocopying, travel and lodging for Board and Operations meetings, preparation of financials statements or other reports other than annual reports, semi-annual and quarterly board reporting are $3,000 per financial report.

D.   SPECIAL ARRANGEMENTS

     Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, and/or preparation of special reports will be subject to negotiation.

     In the event that the Monument Series Fund, Inc. ("Company") does not commence investment operations, the Company will pay State Street a fee of $5,000 for preparation of materials for and attendance at the organizational meeting of the Board of Directors


MONUMENT SERIES FUND, INC.                STATE STREET BANK AND TRUST COMPANY

By /s/DAVID A. KUGLER                     By /s/KATHLEEN C. CUOCOLO
Title  President                          Title Senior Vice President
Date   10/31/97                           Date ______________________



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

ADMINISTRATION AGREEMENT
Monument Series Fund, Inc.


                                  SCHEDULE C
                              NOTICE FILING WITH
                        STATE SECURITIES ADMINISTRATORS


AT THE SPECIFIC DIRECTION OF THE FUND, THE ADMINISTRATOR WILL PREPARE REQUIRED DOCUMENTATION AND MAKE NOTICE FILINGS IN ACCORDANCE WITH THE SECURITIES LAWS OF EACH JURISDICTION IN WHICH FUND SHARES ARE TO BE OFFERED OR SOLD PURSUANT TO INSTRUCTIONS GIVEN TO THE ADMINISTRATOR BY THE FUND.

THE FUND SHALL BE SOLELY RESPONSIBLE FOR THE DETERMINATION (I) OF THOSE JURISDICTIONS IN WHICH NOTICE FILINGS ARE TO BE SUBMITTED AND (II) THE NUMBER OF FUND SHARES TO BE PERMITTED TO BE SOLD IN EACH SUCH JURISDICTION. IN THE EVENT THAT THE ADMINISTRATOR BECOMES AWARE OF (A) THE SALE OF FUND SHARES IN A JURISDICTION IN WHICH NO NOTICE FILING HAS BEEN MADE OR (B) THE SALE OF FUND SHARES IN EXCESS OF THE NUMBER OF FUND SHARES PERMITTED TO BE SOLD IN SUCH JURISDICTION, THE ADMINISTRATOR SHALL REPORT SUCH INFORMATION TO THE FUND, AND IT SHALL BE THE FUND'S RESPONSIBILITY TO DETERMINE APPROPRIATE CORRECTIVE ACTION AND INSTRUCT THE ADMINISTRATOR WITH RESPECT THERETO.

The Blue Sky services shall consist of the following:

      1.    Filing of Fund's Initial Notice Filings, as directed by the Fund;

      2.    Filing of Fund's renewals and amendments as required;

      3. Filing of amendments to the Fund's registration statement where required;

      4.    Filing Fund sales reports where required;

      5.    Payment at the expense of the Fund of all Fund Notice Filing fees;

      6. Filing the Prospectuses and Statements of Additional Information and any amendments or supplements thereto where required;

      7.    Filing of annual reports and proxy materials where required; and

      8. The performance of such additional services as the Administrator and the Fund may agree upon in writing.

Unless otherwise specified in writing by the Administrator, Blue Sky services by the Administrator shall not include determining the availability of exemptions under a jurisdiction's blue sky law. Any such determination shall be made by the Fund or its legal counsel. In connection with the services described herein, the Fund shall issue in favor of the Administrator a power of attorney to submit Notice Filings on behalf of the Fund, which power of attorney shall be substantially in the form of Exhibit I attached hereto.


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

                                   EXHIBIT I

                           LIMITED POWER OF ATTORNEY



KNOW ALL MEN BY THESE PRESENTS, as October 31, 1997 that the undersigned MONUMENT SERIES FUND, INC. with principal offices at Laurel, Maryland (individually the "Fund") makes, constitutes, and appoints STATE STREET BANK AND TRUST COMPANY (the "Administrator") with principal offices at 225 Franklin Street, Boston, Massachusetts its lawful attorney-in-fact for it to do as if it were itself acting, the following:


1. NOTICE FILINGS FOR FUND SHARES. The power to submit notice filings for the Fund in each jurisdiction in which Fund shares are offered or sold and in connection therewith the power to prepare, execute, and deliver and file any and all Fund applications, including without limitation, applications to provide notice for Fund's shares, consents, including consents to service of process, reports, including without limitation, all periodic reports, claims for exemption, or other documents and instruments now or hereafter required or appropriate in the judgment of the Administrator in connection with the notice filings of Fund shares.

2. AUTHORIZED SIGNERS. Pursuant to this Limited Power of Attorney, individuals holding the titles of Officer, Blue Sky Manager, or Senior Blue Sky Administrator at the Administrator shall have authority to act on behalf of the Fund with respect to item 1 above.

The execution of this limited power of attorney shall be deemed coupled with an interest and shall be revocable only upon receipt by the Administrator of such termination of authority. Nothing herein shall be construed to constitute the appointment of the Administrator as or otherwise authorize the Administrator to act as an officer, director or employee of the Fund.

IN WITNESS WHEREOF, the Fund has caused this Agreement to be executed in its name and on its behalf by and through its duly authorized officer, as of the date first written above.


MONUMENT SERIES FUND, INC.

By:/s/DAVID A. KUGLER
Name:  David A. Kugler
Title: President



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